As filed with the Securities and Exchange Commission on May 28, 2021

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Torchlight Energy Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1311	74-3237581
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093
(214) 432-8002
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John A. Brda
President
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093
(214) 432-8002
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock, par value $0.001 per share	(1)(2)	(3)	(3)	N/A
Preferred Stock, par value $0.001 per share	(1)(2)	(3)	(3)	N/A
Warrants	(1)(2)	(3)	(3)	N/A
Units	(1)(2)	(3)	(3)	N/A
Rights	(1)(2)	(3)	(3)	N/A
Total			$250,000,000	$27,275

(1)	There is being registered hereunder an indeterminate number or amount of common stock and preferred stock, warrants to purchase common stock, units consisting of combinations of any of the foregoing or rights to purchase any of the foregoing as shall have an aggregate offering price not to exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Pursuant to Rule 457(i), the securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also registers a currently indeterminate number of additional shares of our common stock that may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the offering and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, Dated May 28, 2021

Prospectus

Torchlight Energy Resources, Inc.

$250,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS
RIGHTS

We may offer and sell the following securities from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering, with an aggregate offering price not to exceed $250,000,000:

●	shares of common stock;

●	shares of preferred stock;

●	warrants;

●	units consisting of combinations of any of the foregoing; and/or

●	rights to purchase any of the foregoing.

This prospectus provides you with a general description of these securities. Each time we will offer and sell them, we will provide their specific terms in a supplement to this prospectus. Such prospectus supplement may add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as all documents incorporated by reference in this prospectus and any accompanying prospectus supplement, carefully before you invest in our securities. This prospectus may not be used to offer and sell securities, unless accompanied by a prospectus supplement.

We may offer the securities directly, through agents designated from time to time, to or through underwriters or dealers, or through a combination of these methods. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For more information on this topic, please see “Plan of Distribution.”

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRCH.”

Investing in any of our securities involves risk. Please see the “Risk Factors” section below for a discussion of certain risks that you should consider in connection with an investment in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________ __, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using what is commonly referred to as a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained, or incorporated by reference, in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, and any other document incorporated by reference is accurate only as of the date on the front cover of the respective document. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Under no circumstances should the delivery of this prospectus to you create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated, or unless the context otherwise requires, all references in this prospectus to “Torchlight,” “we,” “us,” and “our” mean Torchlight Energy Resources, Inc. and our consolidated subsidiaries. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock, warrants, units and rights consisting of combinations of any of the foregoing collectively as the “securities.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the electronic versions of these filings on the SEC’s website found at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract, agreement or other document, the reference is only a summary and you should refer to the exhibits that are filed with, or incorporated by reference into, the registration statement for a copy of the contract, agreement or other document. You may review a copy of the registration statement on the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021;

●	our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), filed with the SEC on May 7, 2021;

●	our Current Reports on Form 8-K, filed with the SEC on January 6, 2021, January 13, 2021, January 14, 2021, January 22, 2021, January 25, 2021, January 28, 2021, January 29, 2021, February 1, 2021, February 4, 2021, February 8, 2021, February 10, 2021, February 16, 2021, February 22, 2021, March 11, 2021, March 15, 2021, April 1, 2021 April 15, 2021, May 4, 2021, May 7, 2021 and May 25, 2021; and

●	the description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A (Registration Statement No. 001-36247) filed with the SEC on December 13, 2013, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated, by reference in this prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

John A. Brda, President
Torchlight Energy Resources, Inc.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093
Telephone: (214) 432-8002
Email: john@torchlightenergy.com

You also may access these filings on our website at www.torchlightenergy.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus or any supplement to this prospectus, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus and the documents incorporated by reference herein and therein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records, and other data available from third parties. While we believe such third-party information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections, which speak only as of the date on which they are made. As a result, you are cautioned not to place undue reliance on these forward-looking statements.

In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:

●	factors relating to the proposed business combination transaction with Metamaterial, Inc. (“Meta”) in connection with the Arrangement Agreement entered into on December 14, 2020 (and as amended subsequently), including without limitation: (1) the ability of the parties to consummate the arrangement, (2) risks that the conditions to the closing of the arrangement are not satisfied, including the risk that required approvals for the arrangement from governmental authorities or the stockholders of Torchlight are not obtained; (3) litigation relating to the arrangement; (4) unexpected costs, charges or expenses resulting from the arrangement; (5) risks that the proposed arrangement disrupts the current plans and operations of Torchlight and Meta; (6) the ability to realize anticipated benefits from the arrangement; (7) competition from larger and more established companies in the combined company’s markets; (8) the combined company’s ability to successfully grow following the closing of the arrangement; and (9) potential adverse reactions or changes to business relationships resulting from the completion of the arrangement;

●	our future operating or financial results;

●	our financial condition and liquidity, including our ability to pay amounts that we owe, obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	our ability to continue as a going concern;

●	our development of successful operations;

●	the speculative nature of oil and gas exploration;

●	the volatile price of oil and natural gas;

●	the demand for oil and natural gas which demand could be materially affected by the economic impacts of COVID-19;

●	the risk of incurring liability or damages as we conduct business operations due to the inherent dangers involved in oil and gas operations;

●	our ability to rely on strategic relationships which are subject to change;

●	the competitive nature of the oil and gas market;

●	changes in governmental rules and regulations; and

●	other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including the information under the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), which are incorporated by reference in this prospectus.

These factors and the other risk factors described in this prospectus and the documents incorporated by reference herein and therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, that they may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

THE COMPANY

Overview

We are an energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. We are primarily focused on the acquisition of early-stage projects, the development and delineation of these projects, and then the monetization of those assets once these activities are completed.

Since 2010, our primary focus has been the development of interests in oil and gas projects we hold in the Permian Basin in West Texas. Presently, our primary interests include the Orogrande Project in Hudspeth County, Texas and the Hazel Project in the Midland Basin. In November 2020, we sold our interest in the project in Winkler County, Texas.

We employ a private equity model within a public platform, with the goal to (i) enter into a play at favorable valuations, (ii) “prove up” and delineate the play through committed capital and exhaustive geologic and engineering review, and (iii) monetize our position through an exit to public and private independents that can continue full-scale development.

In April 2018, we announced that we have commenced a process that could result in the monetization of the Hazel Project. Pursuant to our corporate strategy, in our opinion the development activity at the Hazel Project, coupled with nearby activities of other oil and gas operators, is indicative of this project having achieved a level of value that suggests monetization. We believe that the liquidity that would be provided from selling the Hazel Project could be redeployed into the Orogrande Project. In August 2020, our subsidiaries entered into an option agreement with a third party (which was amended in September 2020 and in April 2021), under which, in exchange for satisfying certain drilling obligations, the third party has the option to purchase the entire Hazel Project by a date no later than September 30, 2021. The option to purchase the Hazel Project may never be exercised.

We are also currently marketing the Orogrande Project for an outright sale or farm in partner. These efforts are continuing.

We operate our business through our wholly owned subsidiaries, including Torchlight Energy, Inc., a Nevada corporation, (“TEI”), Hudspeth Oil Corporation, a Texas corporation, (“Hudspeth”), and Torchlight Hazel, LLC, a Texas limited liability company. We are in the process of winding up our subsidiaries Warwink Properties, LLC and Torchlight Energy Operating, LLC. We currently have four full-time employees and we employ consultants for various roles as needed.

Our principal executive offices are located at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093. The telephone number of our principal executive offices is (214) 432-8002.

Arrangement Agreement with Metamaterial

On December 14, 2020, we and our newly formed subsidiaries, Metamaterial Exchangeco Inc. (“Canco”) and 2798831 Ontario Inc. (“Callco”), both Ontario corporations, entered into an arrangement agreement (the “Arrangement Agreement”) with Metamaterial Inc., an Ontario corporation headquartered in Nova Scotia, Canada (“Meta”). Under the Arrangement Agreement, Canco is to acquire all of the outstanding common shares of Meta by way of a statutory plan of arrangement under the Business Corporations Act (Ontario), or the Arrangement, on and subject to the terms and conditions of the Arrangement Agreement. The Arrangement Agreement was amended on February 3, 2021, March 11, 2021, March 31, 2021, April 15, 2021 and May 2, 2021.

The Arrangement Agreement provides that the Meta shareholders may elect to receive either shares of our common stock or shares of the capital stock of Canco, which are referred to as the Exchangeable Shares, in exchange for such holder’s Meta common shares, in each case based on an exchange ratio (the “Exchange Ratio”) to be determined based on the number of Meta common shares and shares of our common stock outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”). After the Effective Time, each Exchangeable Share will be exchangeable by the holder for one share of the common stock of the combined company (subject to customary adjustments for stock splits or other reorganizations). In addition, we may require all outstanding Exchangeable Shares to be exchanged upon the occurrence of certain events and at any time following the seventh anniversary of the closing of the Arrangement. While outstanding, holders of Exchangeable Shares will be entitled to cast votes on matters for which holders of the common stock of the combined company are entitled to vote, and will be entitled to receive dividends economically equivalent to the dividends declared by the combined company with respect to its common stock. Eligibility to receive Exchangeable Shares will be subject to certain Canadian residency restrictions and tax statuses.

The Arrangement Agreement additionally makes provision for the conversion or amendment of other outstanding Meta securities, including options, deferred share units and warrants, such that they will be exercisable for shares of the common stock of the combined company, in each case with adjustments based on the Exchange Ratio.

Immediately following the Effective Time, based on the Exchange Ratio, the former shareholders of Meta are anticipated to own approximately 75% of the economic and voting interest of the combined company, with current Torchlight stockholders holding approximately 25% economic and voting interest. Following the Effective Time, the combined company’s board of directors will be comprised of seven directors, with five of such directors to be nominees of Meta, one to be jointly nominated by Meta and Torchlight and one director to be a nominee of Torchlight, subject to the reasonable approval of Meta. Additionally, the current management of Torchlight will resign and be replaced by George Palikaras as Chief Executive Officer and Kenneth Rice as Chief Financial Officer.

The Arrangement Agreement also provides that Torchlight is to submit to its stockholders a proposal to approve the issuance of stock under the Arrangement Agreement and amend Torchlight’s articles of incorporation to effect a reverse split (the “Reverse Split”), to maintain compliance with the listing standards of Nasdaq.

Following the Reverse Split, and prior to the Effective Time, Torchlight will declare and issue a dividend, on a pro rata basis, of shares of Series A preferred stock (the “Series A Preferred Stock”), to the holders of its common stock. Following the Effective Time, the holders of the Series A Preferred Stock will be entitled to a dividend based on the net proceeds of the sale of any assets that are used or held for use in our oil and gas exploration business (the “O&G Assets”), subject to certain holdbacks. Such asset sales must occur prior to the earlier of (i) December 31, 2021 or (ii) the date which is six months from the closing of the Arrangement (the “Sale Expiration Date”). Following the Sale Expiration Date, subject to certain conditions, the combined company will effect a spin-off of any remaining O&G Assets with the Series A Preferred Stock holders to receive their pro rata equity interest in the spin-off entity.

The transaction has been unanimously approved by the board of directors of Meta, and shareholders representing 48.06% of Meta’s common shares have entered into voting and support agreements in connection with the Arrangement. The transaction has also been unanimously approved by our board of directors, and stockholders representing 19.74% of our common stock have entered into voting and support agreements in connection with the Arrangement.

The consummation of the Arrangement is subject to certain closing conditions, including without limitation the requirement that (i) prior to the effective time of the Arrangement, we raise gross proceeds of at least $10 million through the issuance of common stock or securities convertible into or exercisable for common stock, less the aggregate principal amount and accrued interest on certain loans that we have made to Meta (the “Pre-Closing Financing”) which condition has been met (ii) all of our debt is converted into shares of our common stock or repaid in full, with certain exceptions available and (iii) the shares issuable in connection with the arrangement have been approved for listing on Nasdaq. Other closing conditions include without limitation the receipt of all required approvals from our stockholders and Meta’s shareholders and from the Ontario Superior Court of Justice (Commercial List) (the “Court”) and all other required regulatory approvals, as well as other customary closing conditions, including the absence of a material adverse effect with respect to either us or Meta. As of the date of this prospectus all of our notes payable have been retired.

The Arrangement is expected to close in the first half of 2021 and is to be implemented by way of an arrangement under the Business Corporations Act (Ontario). The Arrangement Agreement provides for customary representations, warranties and covenants, including covenants of each party to (i) subject to certain exceptions, carry on its business in the ordinary course of business consistent with past practice during the period between the execution of the Arrangement Agreement and the Effective Time and (ii) not solicit any alternate transactions or, subject to certain exceptions, to engage in any discussions or negotiations with respect thereto. Subject to certain terms and conditions, the Arrangement Agreement may be terminated by either party after June 18, 2021, and if the Arrangement Agreement is terminated prior to that date by either party as a result of obtaining a superior proposal from a third party, such terminating party is required to pay a termination fee of $2 million.

Under the Arrangement Agreement, we loaned Meta $500,000 on December 16, 2020, in exchange for an unsecured convertible promissory note in substantially the same form as the 8% unsecured convertible promissory note that evidences our loan to Meta of $500,000 on September 20, 2020. On February 18, 2021, Torchlight loaned to Meta $10,000,000, evidenced by an unsecured convertible promissory note issued by Meta (the “Promissory Note”), substantially in the same form as the previous bridge notes issued by Meta to us, to satisfy Torchlight’s requirement to provide additional bridge financing to Meta pursuant to the Arrangement Agreement. These three bridge loans, including the aggregate principal and unpaid interest, will be included in, and credited against, the funds we are obligated to raise in the Pre-Closing Financing. Upon the closing of the Arrangement, all of the bridge notes will be deemed cancelled and paid in full.

On May 7, 2021, we filed a definitive proxy statement for the special meeting of the stockholders in connection with the business combination transaction with Meta. The record date of stockholders entitled to vote is May 5, 2021 and the meeting date is June 11, 2021 (the meeting will be virtual).

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties:

●	under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), which are incorporated by reference in this prospectus; and

●	in any other place in this prospectus, any applicable prospectus supplement as well as in any document that is incorporated by reference in this prospectus.

See the section entitled “Where You Can Find Additional Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of the common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

●	additions to our working capital;

●	capital expenditures;

●	reduction of accounts payable or other corporate obligations; and

●	potential future acquisitions or strategic transactions.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and applicable prospectus supplements in one or more of the following ways from time to time:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers, including institutional investors and our affiliates;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

Any such underwriter, dealer, or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to the securities will set forth:

●	the offering terms, including the name or names of any underwriters, dealers, or agents;

●	the purchase price of the securities and the estimated net proceeds to us from such sales;

●	any underwriting discounts, commissions, and other items constituting compensation to underwriters, dealers, or agents;

●	any initial public offering price, if applicable;

●	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

●	any delayed delivery arrangements; and

●	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise stated in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain customary closing conditions and the underwriters or dealers will be obligated to purchase all the securities if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us, or through agents designated by us, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter as that term is defined in the Securities Act.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers, or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers, and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on NASDAQ. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the securities being sold at that time.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following is a description of certain provisions relating to our capital stock. For additional information regarding our stock, please refer to our Articles of Incorporation (as amended) and our Amended and Restated Bylaws (“Bylaws”), all of which have previously been filed with the SEC.

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of May 14, 2021, there were approximately 145,563,667 shares of common stock outstanding (including 262,001 shares of unvested restricted stock), and no shares of preferred stock designated or outstanding. Additionally, we currently have warrants and stock options outstanding that are exercisable into a total of approximately 8.7 million shares of common stock.

Common Stock

The rights of all holders of the common stock are identical in all respects.  Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders.  The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. The current policy of the Board of Directors, however, is to retain earnings, if any, for reinvestment.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities and after payment to the holders of preferred stock, if any.  The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation. Cumulative voting in the election of Directors is not permitted. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRCH.”

Preferred Stock

Our Board of Directors can, without approval of our stockholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences, and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a more specific description will be filed with the SEC, and the designations and rights of such preferred stock will be described in a prospectus supplement, including the following terms:

●	the series, the number of shares offered, and the liquidation value of the preferred stock;

●	the price at which the preferred stock will be issued;

●	the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;

●	the liquidation preference of the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable, or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible, or exchangeable for any other securities, and the terms of any such conversion or exchange; and

●	any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.

The description of the terms of the preferred stock that will be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement, of which this prospectus forms a part, will incorporate by reference the certificate of designation as an exhibit.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger, or otherwise and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may:

●	rank prior to our common stock as to dividend rights, liquidation preference, or both;

●	have full or limited voting rights; and

●	be convertible into shares of common stock.

As a result, the issuance of shares of preferred stock may:

●	discourage bids for our common stock; or

●	otherwise adversely affect the market price of our common stock or any then existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Our Bylaws and Nevada law include certain provisions which may have the effect of delaying or deterring a change in control or in our management or encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include authorized blank check preferred stock, restrictions on business combinations, and the availability of authorized but unissued common stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and any warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	any changes or adjustments to the exercise price;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which, and the currency or currencies in which the securities or other rights purchasable upon exercise of, such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock, and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the date of determining the stockholders entitled to the rights distribution;

●	the number of rights issued or to be issued to each stockholder;

●	the exercise price payable for each share of preferred stock, common stock or other securities upon the exercise of the rights;

●	the number and terms of the shares of preferred stock, common stock or other securities which may be purchased per each right;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

●	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

●	any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Torchlight Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Briggs & Veselka Co., our independent registered public accounting firm, as stated in its report included in such consolidated financial statements, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. The financial statements of Metamaterial, Inc. incorporated in this prospectus by reference to our Proxy Statement for the 2021 special meeting of stockholders on Schedule 14A, filed on May 7, 2021 have been so incorporated in reliance on the reports of KPMG LLP and Ernst & Young LLP, independent auditors, given on the authority of said firms as experts in auditing and accounting.

LEGAL MATTERS

Ballard Spahr LLP will pass upon the validity of the securities being offered hereby. Any underwriters will be advised about legal matters by their own counsel, who will be named in the applicable prospectus supplement.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$27,275.00
Printing and Engraving Expenses	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Blue Sky Qualification Fees and Expenses	*
Miscellaneous	*

TOTAL	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Our Bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in our right, by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes (“NRS”); or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

Our Bylaws also provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Further, our Bylaws provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by us.

Sections 78.7502 and 78.751 of the NRS permit the indemnifications described above.  Further, Section 78.7502 provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, we are required to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an incorporated document will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Exhibit No.	Description
1.1	Form of Underwriting Agreement **

2.1	Share Exchange Agreement dated November 23, 2010. (Incorporated by reference from Form 8-K filed with the SEC on November 24, 2010.) *

2.2	Arrangement Agreement with Metamaterial Inc., dated December 14, 2020 (Incorporated by reference from Form 8-K filed with the SEC on December 14, 2020.) *

2.3	Amendment to Arrangement Agreement dated February 3, 2021 (Incorporated by reference from Form 8-K filed with the SEC on February 4, 2021.) *

2.4	Amendment to Arrangement Agreement dated March 11, 2021 (Incorporated by reference from Form 8-K filed with the SEC on March 15, 2021.) *

2.5	Amendment to Arrangement Agreement dated March 31, 2021 (Incorporated by reference from Form 8-K filed with the SEC on April 1, 2021.) *

2.6	Amendment to Arrangement Agreement dated April 15, 2021 (Incorporated by reference from Form 8-K filed with the SEC on April 15, 2021.) *

2.7	Amendment to Arrangement Agreement dated May 2, 2021 (Incorporated by reference from Form 8-K filed with the SEC on May 4, 2021.) *

3.1	Articles of Incorporation. (Incorporated by reference from Form 10-K filed with the SEC on March 18, 2019.) *

3.2	Certificate of Amendment to Articles of Incorporation dated December 10, 2014. (Incorporated by reference from Form 10-Q filed with the SEC on May 15, 2015.) *

3.3	Certificate of Amendment to Articles of Incorporation dated September 15, 2015. (Incorporated by reference from Form 10-Q filed with the SEC on November 12, 2015.) *

3.4	Certificate of Amendment to Articles of Incorporation dated August 18, 2017 (Incorporated by reference from Form 10-Q filed with the SEC on August 9, 2018.) *

3.5	Amended and Restated Bylaws (Incorporated by reference from Form 8-K filed with the SEC on October 26, 2016.) *

4.1	Form of Certificate of Designation of Preferred Stock and Preferred Stock Certificate **

4.2	Form of Common Stock Warrant Agreement and Warrant Certificate **

4.3	Form of Preferred Stock Warrant Agreement and Warrant Certificate **

4.4	Form of Unit Agreement and Unit Certificate **

4.5	Form of Rights Agreement, including Form of Rights Certificate **

5.1	Legal Opinion of Ballard Spahr LLP

23.1	Consent of Briggs & Veselka Co.

23.2	Consent of Ernst & Young LLP

23.3	Consent of KPMG LLP

23.4	Consent of Ballard Spahr LLP (incorporated in Exhibit 5.1)

24.1	Power of Attorney (included in signature page hereto)

*	Incorporated by reference from our previous filings with the SEC.

**	To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of the registrant.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)        The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on May 28, 2021.

TORCHLIGHT ENERGY RESOURCES, INC.

By:	/s/ John A. Brda
John A. Brda
President and Chief Executive Officer

POWER OF ATTORNEY

We the undersigned officers and directors of Torchlight Energy Resources, Inc., hereby, severally constitute and appoint John A. Brda and Gregory McCabe, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Torchlight Energy Resources, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Brda
John A. Brda	Director, Chief Executive Officer, President and Secretary	May 28, 2021

/s/ Gregory McCabe
Gregory McCabe	Director (Chairman of the Board)	May 28, 2021

/s/ Roger N. Wurtele
Roger N. Wurtele	Chief Financial Officer and Principal Accounting Officer	May 28, 2021

/s/ Robert Lance Cook
Robert Lance Cook	Director	May 28, 2021

/s/ Alexandre Zyngier
Alexandre Zyngier	Director	May 28, 2021

/s/ Michael J. Graves
Michael J. Graves	Director	May 28, 2021

EXHIBIT LIST

Exhibit No.	Description
1.1	Form of Underwriting Agreement **

2.1	Share Exchange Agreement dated November 23, 2010. (Incorporated by reference from Form 8-K filed with the SEC on November 24, 2010.) *

2.2	Arrangement Agreement with Metamaterial Inc., dated December 14, 2020 (Incorporated by reference from Form 8-K filed with the SEC on December 14, 2020.) *

2.3	Amendment to Arrangement Agreement dated February 3, 2021 (Incorporated by reference from Form 8-K filed with the SEC on February 4, 2021.) *

2.4	Amendment to Arrangement Agreement dated March 11, 2021 (Incorporated by reference from Form 8-K filed with the SEC on March 15, 2021.) *

2.5	Amendment to Arrangement Agreement dated March 31, 2021 (Incorporated by reference from Form 8-K filed with the SEC on April 1, 2021.) *

2.6	Amendment to Arrangement Agreement dated April 15, 2021 (Incorporated by reference from Form 8-K filed with the SEC on April 15, 2021.) *

2.7	Amendment to Arrangement Agreement dated May 2, 2021 (Incorporated by reference from Form 8-K filed with the SEC on May 4, 2021.) *

3.1	Articles of Incorporation. (Incorporated by reference from Form 10-K filed with the SEC on March 18, 2019.) *

3.2	Certificate of Amendment to Articles of Incorporation dated December 10, 2014. (Incorporated by reference from Form 10-Q filed with the SEC on May 15, 2015.) *

3.3	Certificate of Amendment to Articles of Incorporation dated September 15, 2015. (Incorporated by reference from Form 10-Q filed with the SEC on November 12, 2015.) *

3.4	Certificate of Amendment to Articles of Incorporation dated August 18, 2017 (Incorporated by reference from Form 10-Q filed with the SEC on August 9, 2018.) *

3.5	Amended and Restated Bylaws (Incorporated by reference from Form 8-K filed with the SEC on October 26, 2016.) *

4.1	Form of Certificate of Designation of Preferred Stock and Preferred Stock Certificate **

4.2	Form of Common Stock Warrant Agreement and Warrant Certificate **

4.3	Form of Preferred Stock Warrant Agreement and Warrant Certificate **

4.4	Form of Unit Agreement and Unit Certificate **

4.5	Form of Rights Agreement, including Form of Rights Certificate **

5.1	Legal Opinion of Ballard Spahr LLP

23.1	Consent of Briggs & Veselka Co.

23.2	Consent of Ernst & Young LLP

23.3	Consent of KPMG LLP

23.4	Consent of Ballard Spahr LLP (incorporated in Exhibit 5.1)

24.1	Power of Attorney (included in signature page hereto)

*	Incorporated by reference from our previous filings with the SEC.

**	To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of the registrant.